UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 2, 2013
Date of Report (Date of earliest event reported)

FRESH START PRIVATE MANAGEMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153381	26-1972677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 N. Parkcenter Drive Suite 103 Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

(714) 462-4880
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Start Fresh Recovery Inc. License Agreement and Access Agreement

The Board of Directors of Fresh Start Private Management Inc., a Nevada corporation (the "Company") authorized the execution of a five year license and access agreement dated October 2, 2013 (the "License Agreement") with Start Fresh Recovery Clinic Inc., a California professional medical corporation (the "Medical Group"). The Company is involved in establishing alcohol rehabilitation and treatment centers and has created certain alcohol therapeutic and rehabilitation programs (the "Counseling Programs") consisting of a Naltrexone implant that is placed under the skin in the lower abdomen coupled with life counseling sessions from specialized counselors (the "Naltrexone Implant"). The Company has an exclusive license with Trinity Rx pursuant to which Trinity Rx provides the Company with access to the Naltrexone Implant.

In accordance with the terms and provisions of the License Agreement: (i) the Company shall grant to the Medical Group the exclusive, non-sublicensible and non-transferrable right and license to access the Naltrexone Implant products in such quantities as the Medical Group may from time to time order during the term of the License Agreement and to the educational resources and proprietary elements and know-how associated with the Counseling Programs which the Medical Group may deploy or facilitate for patients; and  (ii) the Medical Group shall pay to the Company a license fee at the negotiated royalty rate per Program which includes access to the Naltrexone Implant product which the Medical Group determines is appropriate to order for its patients. In further accordance with the terms and provisions of the License Agreement, the Medical Group shall be entitled to take an early payment discount incentive of Twenty-Five Percent (25%) 15 net 45 terms. For example, the early payment discount may be applied if paid in 15 days. If the invoice is not paid within 15 days, the full amount is due within 45 days. Moreover, during the initial term, the Company shall grant a fee reduction under the following circumstances: (i) in financial hardship cases for program registrants who are unable to afford the treatment; (ii) two (2) times per calendar year for pro bono (voluntary procedures) matters; and (iii) case by case basis in the event of default payments by the program participants.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.01	License and Access Agreement between Fresh Start Private Management Inc. and Start Fresh Recovery Inc. dated October 2, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH START PRIVATE MANAGEMENT INC.

Date: October 4, 2013	By:	/s/ Kent Emry
Kent Emry
Chief Executive Officer

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